exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 11, 2003, accompanying the consolidated financial statements of eMagin Corporation included in the Annual Report on Form 10-K/A for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



GRANT THORNTON LLP


New York, New York
June 8, 2004